UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2011

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:             (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Disclosure of Results of Operations and Financial Condition

On August 3, 2011 Regency issued an earnings release for the six months ended June 30, 2011, which is attached as Exhibit 99.1.

On August 3, 2011 Regency posted on its website at www.regencycenters.com the supplemental information for the six months ended June 30, 2011 which is attached as Exhibit 99.2.

On August 3, 2011 Regency posted on its website at www.regencycenters.com the capital availability as of August 1, 2011 which is attached as Exhibit 99.3.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) New Director

On August 2, 2011, Regency’s Board of Directors appointed David O’Connor as its newest member. Mr. O’Connor was granted a stock rights award of 2,000 shares of common stock upon being appointed to the Board. The appointment of Mr. O’Connor expands Regency’s Board to twelve members, eight of whom are independent directors. The Company has determined that Mr. O’Connor is independent of the Company and its management within the meaning of the New York Stock Exchange listing standards. Mr. O’Connor will also serve on the Compensation Committee and Investment Committee.

Mr. O’Connor co-founded High Rise Capital Management in 2001, a New York-based real estate securities hedge fund, and serves as its Senior Managing Partner. Prior to that, Mr. O’Connor was a Principal and Co-Portfolio Manager for European Investors, a real estate investment advisory firm with offices in the Americas, Europe and Asia.

On August 3, 2011 Regency issued an earnings release for the six months ended June 30, 2011, which includes the announcement of the appointment and is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Earnings release issued by Regency on August 3, 2011, for the six months ended June 30, 2011.

Exhibit 99.2	Supplemental information posted on its website on August 3, 2011, for the six months ended June 30, 2011.

Exhibit 99.3	Capital availability posted on its website on August 3, 2011, as of August 1, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

Date: August 3, 2011	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President,
Finance and Principal Accounting Officer

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